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                                                                  Exhibit T3A-33

                              AMENDED AND RESTATED

                            CERTIFICATE OF FORMATION

                                       OF

                              [ARCH LLC SUBSIDIARY]


         [Arch LLC Subsidiary] (the "Company"), a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act, the original Certificate of Formation of which was filed with the Secretary of State of the State of Delaware on [date] [under the name ______], does hereby certify as follows:

         1. This Amended and Restated Certificate of Formation amends and restates the Company's Certificate of Formation in its entirety and is intended to supersede the Company's Certificate of Formation in all respects.

         2. Provision for the making of this Amended and Restated Certificate of Formation is contained in an order dated ________ __, 2002 of the United States Bankruptcy Court for the District of Massachusetts, Western Division (the "Bankruptcy Court"), in In re Arch Wireless, Inc., et al., Case No. 01-47330-HJB, confirming the Joint Plan of Reorganization (the "Plan") of Arch Wireless, Inc. and its domestic subsidiaries, including the Company.

         3. This Amended and Restated Certificate of Formation has been duly executed by the undersigned, and is being filed with the Secretary of State of the State of Delaware in accordance with Section 18-208 of the Delaware Limited Liability Company Act.

         4. Pursuant to Section 18-208 of the Delaware Limited Liability Company Act, the text of the Company's Certificate of Formation is hereby amended and restated to read in its entirety as follows:

         FIRST: The name of the limited liability company is [Arch LLC Subsidiary].

         SECOND: The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.


                  [Remainder of Page Intentionally Left Blank]
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         IN WITNESS WHEREOF, the Company has executed this Amended and Restated
Certificate of Formation to be signed by its duly authorized officer this [____] day of [_____], 2002.

                                        [ARCH LCC SUBSIDIARY]


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title: